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                                                                     Exhibit 4.9


AMENDMENT NO. 6 TO RIGHTS AGREEMENT ("Amendment No. 6") between NATIONAL MEDIA CORPORATION, a Delaware corporation (the "Company") and ChaseMellon Shareholder Services, LLC, a New Jersey Corporation, as Rights Agent (the "Rights Agent").

                               W I T N E S S E T H

         WHEREAS, on January 3, 1994, the Company and the Rights Agent entered into that certain Rights Agreement (as amended by Amendments Nos. 1 through 5 to Rights Agreement, the "Rights Agreement"); and

         WHEREAS, pursuant to Section 27 of the Rights Agreement, this Amendment No. 6 may be entered into by the Company and the Rights Agent without the approval of any holders of Rights.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

         1. The definition of "Acquiring Person" set forth in Section 1(a) of the Rights Agreement is hereby amended by adding to the second sentence thereof, after the words "(vi) the execution or consummation of the transactions contemplated by that certain Securities Purchase Agreement between National Media Corporation and the Purchasers named therein, dated September 4, 1997, or the conversion of the Series C Preferred Stock or the exercise of the Warrants to be issued pursuant to such Securities Purchase Agreement; or (vii)" the following new language:

                           "the execution or consummation of the transactions contemplated by that certain Agreement and Plan of Reorganization and Merger (the "Merger Agreement") by and among ValueVision International, Inc. ("ValueVision"), the Company and V-L Holdings Corp., dated as of January 5, 1998, or the exercise of the warrants or the conversion of the note to be issued in connection therewith, (viii) the execution or consummation of the transactions contemplated by that certain Redemption and Consent Agreement by and between the Company and Capital Ventures International and RGC International Investors, LDC, dated as of January 5, 1998, or the conversion of the Series D Preferred Stock or the exercise of the Warrants to be issued pursuant to such Redemption and Consent Agreement or the exercise of the Warrants to be amended pursuant to such Redemption and Consent Agreement, (ix) the execution or consummation of the transactions contemplated by that certain Stock Option Agreement (ValueVision), dated January 5, 1998, between ValueVision and the Company, or (x)"

         2. Section 3(a) of the Rights Agreement is hereby amended by adding as a new sentence (to be inserted after language added by Amendment No. 5 to the Rights Agreement, dated August 14,
                  1997) the following:

                           "Notwithstanding the foregoing, no Distribution Date shall occur as a result of (i) the execution or consummation of the transactions contemplated by that certain Agreement and Plan of Reorganization and Merger, by and among ValueVision International, Inc., the Company and V-L Holdings Corp., dated as of January 5, 1998, or the exercise of the Warrants or the conversion of the Note to be issued in connection therewith, (ii) the execution or consummation of the transactions contemplated by that certain Stock Option Agreement between the Company and ValueVision International, Inc., dated as of January 5, 1998, or the exercise of the options to be granted pursuant to such Stock Option Agreement, or (iii) the execution or consummation of the transactions contemplated by that certain Redemption and Consent Agreement by and between the Company and Capital Ventures International and RGC

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                           International Investors, LDC, dated as of January 5,
                           1998, or the conversion of the Series D Preferred Stock or the exercise of the Warrants to be issued pursuant to such Redemption and Consent Agreement or the exercise of the Warrants to be amended pursuant to such Redemption and Consent Agreement."

         3. Section 7(a) of the Rights Agreement is hereby amended by replacing "and (iii)" from the ninth line thereof with the following new language:

                           "(iii) at the "Effective Time" of the "Merger" as such terms are defined in the Merger Agreement and
                           (iv)"

         4. Capitalized terms used but not defined in this Amendment No. 6 shall have the respective meanings ascribed thereto in the Rights Agreement.

         5. Except as expressly amended by this Amendment No. 6, the Rights Agreement shall remain in full force and effect as the same was in effect immediately prior to the effectiveness of this Amendment No. 6.

         6. This Amendment No. 6 shall be governed and construed on the same basis as the Rights Agreement, as set forth therein.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 6 to the Rights Agreement to be executed by their respective officers thereunto duly authorized as of January 5, 1998.

                                      NATIONAL MEDIA CORPORATION


                                      By:        /s/ Brian J. Sisko
                                          -----------------------------------
                                           Name:  Brian J. Sisko
                                           Title: Senior Vice President and
                                                  General Counsel


                                      ChaseMellon Shareholder Services, LLC


                                      By:         /s/ Donald Messmer
                                          -----------------------------------
                                           Name:  Donald Messmer
                                           Title: Relationship Manager


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